ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 1997


TO THE SHAREHOLDERS:

	Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Astec Industries, Inc., a Tennessee corporation (the "Company"), will be held at the Company's executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on April 24, 1997, at 10:00 A.M.,
Chattanooga time, for the following purposes:

	1.	To elect four directors in Class II to serve until the annual meeting of shareholders in 2000, or in the case of each director until his successor is duly elected and qualified.

	2.	To elect one director in class I to serve until the annual
meeting of shareholders in 1999, or until his successor is duly elected and qualified. This director will fill the unexpired term of Mr. Jerry Gilbert who resigned as a member of the Board of Directors in 1996.

	3.	To transact such other business as may properly come before
the Annual Meeting or any adjournments thereof.

	Only shareholders of record at the close of business on March 10, 1997 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the offices of the Company from March 17, 1997 through the Annual
Meeting.

							By Order of the Board of Directors

	      /s/ Richard W. Bethea, Jr.

							RICHARD W. BETHEA, JR.
							Secretary



Dated:  March 24, 1997

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE
MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND
RETURN THE ENCLOSED PROXY APPOINTMENT CARD
PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.
IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH,
WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN
PERSON.



ASTEC INDUSTRIES, INC.
4101 Jerome Avenue
Chattanooga, Tennessee  37407
(423) 867-4210

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 1997


	The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on April
24, 1997, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or
(iii) attending the Annual Meeting and voting in person.

	This Proxy Statement is being mailed by the Company to its shareholders on or about March 21, 1997. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, including financial statements, is being sent to the shareholders with this Proxy Statement.

	Only holders of record of the Company's Common Stock as of the close of business on March 10, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there were 10,044,199 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.

ELECTION OF DIRECTORS

	The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class II expire with this Annual Meeting. The directors of Class III and Class I will continue in office until the 1998 and 1999 annual meetings of shareholders, respectively. At the present time there are two directors in Class I, four directors in Class II, and four directors in Class
III. The shareholders are being asked to vote for the election of the four directors in Class II and one director in Class I.

	If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the four Class II nominees and the Class I nominee whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class II director will be elected to hold office until the 2000 annual meeting of shareholders and thereafter until his successor has been elected and qualified. The Class I director will be elected to hold office until the 1999 annual meeting of shareholders and thereafter until his successor has been elected and qualified. The Class I director will fill the unexpired term of Mr. Jerry Gilbert who resigned as a member of the Board of Directors in 1996. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

	The Board of Directors recommends that shareholders check "Authority Granted" to vote for the election of all of the nominees. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).

Certain Information Concerning Nominees and Directors

	The following table sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which they were first elected directors, their position(s) with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 10, 1997, and the percentage of the 10,044,199 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other Information About the
Board and its Committees" below.


NOMINEES FOR DIRECTOR

Class II

For Three-Year Term Expiring Annual Meeting 2000

                     		Positions with the Company,	      Shares of Common Stock
Name, Age, and        	Principal Occupations During	         Beneficially Owned and
Year First	            At Least Past Five Years,            	Percent of Common
Elected Director	      and Other Directorships              	Stock Outstanding  1

Daniel K. Frierson
(55)
(1994)                 Mr. Frierson has been the Chief
                       Executive Officer of Dixie Yarns,
                       Incorporated, a public company
                       in the textile manufacturing
                       business, since 1979 and has
                       served as Chairman of the Board
                       of such company since 1987.
                       Mr. Frierson also serves as a
                       director on the board of SunTrust
                       Bank of Chattanooga, N.A.,
                       which was formerly American
                       National Bank.                          	1,500

E. D. Sloan, Jr.
(67)
(1978)                 Mr. Sloan is Chairman of the
                       Board of Nolas Trading Company,
                       Inc., a privately owned
                       investment concern, and served
                       from 1984 through 1987 as the
                       Chairman of the Board of Sloan
                       Construction Co., Inc.                    251,000   2
                                                                 2.50%


George C. Dillon
(74)
(1986)                 Mr. Dillon has served as a
                       director of the Company
                       since 1986.  While currently
                       retired, Mr. Dillon formerly
                       served as a director of the
                       Phelps Dodge Corporation,
                       Newhall Land & Farming Company,
                       and Butler Manufacturing Co.              3,100     3


Robert G. Stafford
(58)
(1988)                 Mr. Stafford has served as
                       President of Telsmith, Inc.,
                       a subsidiary of the Company,
                       since April 1991 and as a
                       director of the Company since 1988.        125,514  4
                                                                  1.23%



Class I
For Two-Year Term Expiring Annual Meeting 1999


Robert Dressler
(71)
(Nominated in 1997)      Mr. Dressler has served as a
                         Managing Director since December,
                         1996 and previously served as a
                         Senior Vice President in the
                         Corporate Finance Department of
                         Raymond James and Associates, Inc.
                         since 1987.  Mr. Dressler also
                         serves as a director of
                         Crown Andersen, Inc.                     -




MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

Class III
Term Expiring Annual Meeting 1998


J. Don Brock
(58)
(1972)                   Dr. Brock has been President
                         of the Company since its
                         incorporation in 1972 and
                         assumed the additional position
                         of Chairman of the Board in
                         1975.  He earned his Ph.D.
                         degree in mechanical engineering
                         from the Georgia Institute of
                         Technology.                              1,341,000   5
                                                                  13.14%


Albert E. Guth
(57)
(1972)                   Mr. Guth has served as the
                         President of Astec Financial
                         Services, Inc., a subsidiary of
                         the Company since June 1996.
                         Previously he served as
                         Chief Financial Officer of
                         the Company since 1987,
                         Senior Vice President of the
                         Company since 1984
                         and Secretary of the Company
                         since 1972.                             50,000    6


W. Norman Smith
(57)
(1982)                   Mr. Smith has served as the
                         President of Astec, Inc., a
                         subsidiary of the Company,
                         since its formation in January
                         1995.  Previously, he served
                         as the President of Heatec,
                         Inc., a subsidiary of the
                         Company, since 1977.                    195,970    7
                                                                 1.94%


William B. Sansom
(55)
(1995)                   Mr. Sansom has served as the
                         Chairman and Chief Executive
                         Officer of H.T. Hackney Co., a
                         diversified wholesale grocery,
                         gas and oil, and furniture
                         manufacturing company, since 1983.
                         Formerly, Mr. Sansom served as the
                         Tennessee Commissioner of
                         Transportation from 1979 to
                         1981, and as Tennessee
                         Commissioner of Finance
                         and Administration from 1981
                         to 1983.  Mr. Sansom also serves
                         as a director on the boards of
                         Martin Marietta Materials and
                         First Tennessee National Corporation.     1,000




MEMBERS OF BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class I
Term Expiring Annual Meeting 1999


G. W. Jones
(70)
(1993)                   Mr. Jones has served as a director
                         of the Company since 1993.  While
                         currently retired, Mr. Jones served
                         as President of APAC, Inc.,
                         a subsidiary of Ashland Oil, Inc.,
                         and as Senior Vice President of
                         Ashland Oil, Inc., from 1969 to 1992.      2,000


Ronald W. Dunmire
(59)
                         Mr. Dunmire served as President and
                         Chief Executive Officer of Cedarapids,
                         Inc., a manufacturer of rock
                         crushing and road building equipment
                         and a subsidiary of Raytheon Company,
                         from 1983 until 1993.
                         Mr. Dunmire is currently retired.         1,000


1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange
Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock under the 1986
Stock Option Plan or the 1992 Stock Option Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 10, 1997.

2 Includes 100,000 shares held of record by Nolas Trading Company, Inc., a corporation of which Mr. Sloan owns all of the issued and outstanding shares of common stock, and 150,000 shares held of record by Mr. Sloan's individual retirement account.

3 Includes 2,000 shares held of record by Mr. Dillon's individual retirement account.

4 Includes 30,000 shares subject to options under the Company's 1986 Stock Option Plan, 90,000 shares subject to options under the Company's 1992 Stock Option Plan, and 1,764 shares held in the Company's 401(k) Plan.

5 Does not include 148,584 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. Does include 40,000 shares subject to options under the Company's 1986 Stock Option Plan and 120,000 shares subject to options under the Company's 1992 Stock Option Plan.

6 Includes 25,000 shares subject to options under the Company's 1992 Stock Option Plan.

7 Includes 10,000 shares subject to options under the Company's 1986 Stock Option Plan, 56,000 shares subject to options under the Company's 1992 Stock Option Plan, and 6,400 shares owned by Mr. Smith's children.

Other Information about the Board and its Committees

	Meetings. During 1996, the Board of Directors held seven meetings, and the Board's Committees held the meetings described below. Except for Messrs. Sloan and Frierson, each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Committees.  The Company's Board of Directors has an Executive
Committee, an Audit Committee, a Compensation Committee, and a
Technical Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the Board's Committees is set forth below.

	Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith and Guth. The Executive
Committee  met once during 1996.

	Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Dillon (Chairman), Sloan, Jones, Frierson, Sansom and Dunmire. During 1996, the Audit Committee held four meetings.

	Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer both of the Company's stock option plans. The current members of the Compensation Committee are Messrs. Sloan (Chairman), Dillon, Dunmire, Jones, Frierson and Sansom, and during 1996, the Compensation Committee held one meeting.

	Technical Committee. The Technical Committee met once in 1996 to review the Company's product lines and to consider new areas of technical design. The current members of the Technical Committee are Dr. Brock (Chairman) and Messrs. Stafford, Smith and Dunmire.

Transactions With Management


	On March 18, 1996, Dr. J. Don Brock, Chairman of the Board and President of the Company loaned $1,178,000 to the Company to supplement its working capital revolving credit facility. The Company executed a demand note payable to Dr. Brock in connection with this loan bearing interest at a rate equal to that paid to The First National Bank of Chicago under the Company's unsecured revolving line of credit. At the time Dr.
Brock loaned these funds to the Company, the Company's outstanding balance under its $22,000,000 revolving credit facility was $9,605,000. The Company was able to use the proceeds of the loan from Dr. Brock to reduce the amount outstanding under the credit facility. As of December 31, 1996, interest of $73,135 had been accrued with respect to this loan. The principal and all accrued interest was repaid to Dr. Brock on January 6, 1997.

Common Stock Ownership of Management

	Based on available information, the Company believes that its directors and executive officers as a group beneficially owned the following number of shares of Common Stock as of March 10, 1997:

Title of Class          Shares Beneficially Owned  1      Percent of Class


Common Stock,
$.20 Par Value          2,109,799                         20.04%




1   The foregoing table includes 482,000 shares which the directors and executive officers have the right to acquire pursuant to currently exercisable options under the Company's stock option plans. Such shares issuable upon exercise of all currently exercisable options are assumed to be outstanding for purposes of determining the percent of shares owned by the group.


Common Stock Ownership of Certain Beneficial Owners


	The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

Name and Address of                                     Amount and Nature of
Beneficial Owner                     Date               Beneficial Ownership      Percent of Class  1


J. Don Brock
Astec Industries, Inc.
4101 Jerome Avenue
Chattanooga, Tennessee  37407        March 10, 1997     1,341,000  2              13.14%


Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin  53202          March 10, 1997     1,755,200  3              17.47%


Overseas Lending Corporation
c/o Enpro International N.V.
345 Avenue of the Americas
New York, New York  10105            March 10, 1997       554,000                  5.52%


Lynne W. Brock
6723 Hickory Manor Circle
Chattanooga, Tennessee  37421        March 10, 1997       999,000                  9.95%


1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

2 Includes 40,000 shares subject to options under the 1986 Stock Option Plan and 120,000 shares subject to options under the 1992 Stock Option Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Does not include 148,584 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power.

3 Based on information previously provided by such investor to the Company, Heartland Advisors, Inc. is an investment advisor with voting and dispositive power over 1,479,700 shares and sole dispositive but no voting power over 275,500 shares.

Executive Compensation

	The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1994, 1995 and 1996 for (i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company
(determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").


Summary Compensation Table

                            Annual                       Long/Term
                            Compensation                 Compensation

Name and                                                 Securities Underlying     All Other
Principal Position       Year    Salary ($)  Bonus ($)   Options (# of shares)     Compensation  ($)1

J. Don Brock             1996    $240,000    $50,000     80,000                    $75,171
Chairman of the Board    1995     232,000     50,000     20,000                     78,832
and President            1994     225,000    120,000     20,000                     15,109


Robert G. Stafford       1996     154,000     77,000     50,000                     23,331
President of Telsmith,
Inc.                     1995     147,885     54,760      5,000                     21,392
                         1994     141,865     30,530     15,000                      3,421


Albert E. Guth           1996     140,000     20,000     10,000                     18,038
President of Astec
Financial Services, Inc. 1995     135,000     25,000      5,000                     21,770
                         1994     130,000     45,000     10,000                      4,170


W. Norman Smith          1996     154,000     30,800     30,000                     27,083
President of Astec, Inc. 1995     140,000     70,000     10,000                     22,511
                         1994     115,877     48,160      8,000                      7,671


James G. May             1996     100,000     50,000     23,000                     17,451
President of Heatec, Inc.1995      90,000     45,000      5,000                     12,538
                         1994      78,800     12,839       -                          2,213


1 The compensation reported under All Other Compensation represents (a) contributions to the Company's 401(k) Plan on behalf of the Named
Executive Officers to match 1996 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan;
(b) contributions to the Company's Supplemental Executive Retirement Plan on behalf of the Named Executive Officers; (c) insurance premiums on term life insurance policies for the benefit of each of the Named Executive Officers; and (d) a payment to Dr. Brock for all accrued but unused vacation time through December 31, 1996. Company contributions under the 401(k)
Plan for the 1996 fiscal year were as follows: $4,750 to Dr. Brock; $3,000 to Mr. Stafford; $3,300 to Mr. Guth; $4,750 to Mr. Smith; and $2,900 to Mr.
May. For the 1996 fiscal year, Company contributions under the Supplemental Executive Retirement Plan were: $30,904 to Dr. Brock;
$19,888 to Mr. Stafford; $13,968 to Mr. Guth; $21,472 to Mr. Smith; and $13,968 to Mr. May. The amount of insurance premium paid for the benefit of each of the Named Executive Officers for the 1996 fiscal year was:
$29,517 for Dr. Brock; $623 for Mr. Stafford; $770 for Mr. Guth;  $861 for
Mr. Smith; and $583 for Mr. May. The Named Executive Officers have no interest in the cash surrender value of the term life insurance policies. The Company paid Dr. Brock $47,139 for all accrued but unused vacation time through December 31, 1996, $10,000 of which was for unused vacation time accrued during 1996.


Option Grants in Last Fiscal Year

	The following table provides details regarding stock options granted to the Named Executive Officers in 1996. In addition, the hypothetical gains or "option spreads" that would exist for the respective options are reflected. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term.


Individual Option Grants


                                                                                         Potential Realizable
Name                 Securities        % of Total                                        Value at Assumed Annual
                     Underlying        Options Granted    Exercise                       Rates of Stock Price
                     Options           to Employees in    or Base          Expiration    Appreciation for
                     Granted (#)1      Fiscal Year (%)    Price ($/Sh) 2   Date          Option Term ($)
                                                                                         5%              10%

J. Don Brock 3       20,000             8.0%              11.83             4/15/06       $ 65,367       $144,446
                     60,000            24.0%              10.45            12/11/06        173,228        382,789

Robert G. Stafford   10,000            4.0%               10.75             4/15/06         67,604        171,326
                     40,000           16.0%                9.50            12/11/06        238,978        605,621

Albert E. Guth        5,000            2.0%               10.75             4/15/06         33,802         85,663
                      5,000            2.0%                9.50            12/11/06         29,871         75,702

W. Norman Smith      10,000            4.0%               10.75             4/15/06         67,604        171,326
                     20,000            8.0%                9.50            12/11/06        119,489        302,810

James G. May          8,000            3.2%               10.75             4/15/06         54,084        137,061
                     15,000            6.0%                9.50            12/11/06         89,616        227,107


1 All of the options were granted under the Astec Industries, Inc. 1992 Stock Option Plan (the "Plan") and are currently exercisable. If the Company is a party to any reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors (the "Committee") may, in its discretion, (i) declare all options outstanding under the Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Committee; (ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and (ii). If the Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Committee may declare all options granted under the Plan immediately exercisable.

2 The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

3 As a ten percent or greater stockholder of the Company, as required by the Plan, the incentive stock options to Dr. Brock were granted for a five-year term with an exercise price equal to 110% of the market value of the Common Stock on the date of grant.



Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	The following table shows stock option exercises by the Named Executive Officers during 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                 Number of Securities
                                                 Underlying                         Value of Unexercised
                 Shares                          Unexercised Options                In-the-money Options
                 Acquired on    Value            at Fiscal Year-End (#)             at Fiscal Year-End ($)
Name             Exercise (#)   Realized ($)     Exercisable      Unexercisable     Exercisable      Unexercisable

J. Don Brock         -              -            160,000               -            $325,000              -

Robert G. Stafford   -              -            127,000               -             402,525              -

Albert E. Guth       -              -            25,000                -                  -               -

W. Norman Smith      -              -            66,000		              -              131,250		           -

James G. May         -              -            28,000		              -                  -               -


	Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

	Compensation of Directors. The Company's current policy regarding the compensation of directors is to pay directors who are not full-time employees of the Company a fee of $6,000 per year for services as a director, plus $1,000 for each Board meeting attended. Further, directors are paid $500 per Committee meeting attended or $300 if the Committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

	Compensation Committee Interlocks and Insider Participation. The current members of the Company's Compensation Committee are Messrs.
Sloan (Chairman), Dillon, Dunmire, Jones, Frierson and Sansom, none of which served as an officer or employee of the Company during the 1996 fiscal year. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.


	Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and computer equipment over the same period (assuming the investment of $100 in the Company's Common Stock , the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1990, and reinvestment of all dividends).



Year-End Cumulative Returns


                          1991     1992     1993     1994     1995     1996

Astec Industries, Inc.    100.0    311.5    473.1    392.3    303.8    292.3

Nasdaq Stock Market       100.0    116.4    133.6    130.6    184.7    227.2

Peer Index                100.0    130.8    134.7    149.4    229.9    300.4


Legend

Symbol		         Index Description
                 Astec Industries, Inc.
			              Nasdaq Stock Market (US companies)
                 Peer Index (Standard Industrial Classification Code Group 35)

	Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 465 companies, including the Company, in the Standard
Industrial Classification ("SIC") Code Group 35 - industrial and commercial machinery and computer equipment. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 35, will be provided to any shareholder upon request to the Secretary of the Company.

Compensation Committee Report on Executive Compensation.

	The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Overview and Philosophy

	The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

	The objectives of the Company's executive compensation program are to:

	-	Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

	-	Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

	The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

	The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal
Revenue Code. The Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

	Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The Compensation Committee periodically reviews each executive officer's compensation.

Annual Cash Incentive Compensation

	The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve their business units' annual goals. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. In 1988, the following measures of Company performance were selected: return on capital employed, cash flow on capital employed, growth, and safety. Each year the relative values of these measures are adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score which is weighted two-thirds for the current year and one-third for the prior year is applied to ten percent of earnings by division after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%.

Stock Option

	The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee's position with the Company.

Benefits

	The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed
10% of salary for fiscal 1996 and are very minimal.

Chief Executive Officer Compensation

	Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 1996 was $240,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

	Dr. Brock's bonus in fiscal 1996 was $50,000. This bonus was based on the subjective determination of the Compensation Committee in recognition of Dr. Brock's contribution to the Company in 1996. On April 16, 1996, the Compensation Committee granted Dr. Brock an option to acquire 20,000 shares of Company stock under the Company's 1992 Stock Option Plan. On December 12, 1996, the Compensation Committee also granted Dr. Brock an option to acquire 60,000 shares of Company stock under the Company's 1992 Stock Option Plan. The Compensation Committee believes Dr. Brock has continued to manage the Company well in a challenging business climate.

				COMPENSATION COMMITTEE

				E. D. Sloan, Jr., Chairman
				George C. Dillon
				Ronald W. Dunmire
				Daniel K. Frierson
				G. W. Jones
				William B. Sansom



Section 16(a) Filing Requirements

	Based solely on a review of the copies of the Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed, the Company believes that during 1996 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were satisfied, except that Mr. Roger Sandberg failed to file a Form 3 to report becoming an executive officer of the Company. This deficiency was corrected on a Form 5 filed by Mr. Sandberg on March 3, 1997.

AUDITORS

	Ernst & Young served as the Company's auditors for the year ended December 31, 1996, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

	The reports of Ernst & Young on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

SOLICITATION OF PROXIES

	The cost of soliciting proxy appointments will be borne by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

OTHER MATTERS

	Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

	Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.


SHAREHOLDER PROPOSALS

	Proposals of shareholders of the Company intended to be presented for consideration at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 25, 1997 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 1998 Annual
Meeting of Shareholders.